UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 9, 2004

Date of Report (Date of earliest event reported)

BRILLIAN CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-50289	05-0567906

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 N. DESERT DRIVE
TEMPE, ARIZONA
85281

(Address of Principal Executive Offices) (Zip Code)

(602) 389-8888

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
SIGNATURES
EX-99.1
EX-99.2

Item 7.01. Regulation FD Disclosure.

     The registrant is furnishing this Report on Form 8-K in connection with the disclosure of information, in the form of the textual information from two press releases, each of which were released on September 9, 2004.

     The information in this Report on Form 8-K (including the exhibit) is furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. This Report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

     The registrant does not have, and expressly disclaims, any obligation to release publicly any updates or any changes in the registrant’s expectations or any change in events, conditions, or circumstances on which any forward-looking statement is based.

     The text included with this Report is available on the registrant’s website located at www.brilliancorp.com, although the registrant reserves the right to discontinue that availability at any time.

Exhibit 99.1 Press Release dated September 9, 2004, entitled "Brillian Announces Disruption in HDTV Shipments Due to Delay in Manufacturing Ramp."

Exhibit 99.2 Press Release dated September 9, 2004, entitled "Brillian Corporation Revises Third Quarter 2004 Guidance".

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRILLIAN CORPORATION
Date: September 9, 2004	By:	/s/ Wayne A. Pratt
Wayne A. Pratt
Vice President and Chief Financial Officer